[LETTERHEAD OF GUESS ?, INC.]

     October 21, 1997

     Board of Directors
     Guess ?, Inc.
     1444 South Alameda Street
     Los Angeles, California  90021

     Gentlemen:

          I am General Counsel of Guess ?, Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the public offering by Michel Bittan (the
     "Selling Stockholder"), of 216,216 shares (the "Offered Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on
     October 21, 1997 (the "Registration Statement"); (ii) the Asset Purchase Agreement, dated as of December 4, 1996 (the "Asset Purchase Agreement"), by and among Sweatshirt U.S.A., Inc., a New York corporation, the Selling Stockholder, Thomas Glenon and the Company; (iii) the certificate, dated December 4, 1996, representing 216,216 shares of Common Stock registered in the name of the Selling Stockholder; (iv) the Restated Certificate of Incorporation of the Company, as in effect on December 4, 1996 and the date hereof; (v) the By-laws of the Company, as in effect on December 4, 1996 and the date hereof; and (vi) certain resolutions of the Board of Directors of the Company relating to the Asset Purchase Agreement and the transactions contemplated thereby. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

          I am admitted to the bar of the State of California and do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, I am of the opinion that the issuance and sale of the Offered Shares was duly authorized and that the Offered Shares were validly issued and are fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me in the Registration Statement under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Glenn A. Weinman
                                   Glenn A. Weinman